UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007 (December 11, 2007)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2007, JER Investors Trust Inc. (the “Company”) and JER Real Estate Partners IV, L.P. and JER Real Estate Qualified Partners IV, L.P. (together, “JER Fund IV”), investment funds managed by J.E. Robert Company, Inc., the parent of the Company’s manager, JER Commercial Debt Advisors LLC, entered into a Limited Partnership Agreement (filed herewith as Exhibit 10.1) pursuant to which the Company and JER Fund IV will co-manage a new private equity fund, to be known as JER US Debt Co-Investment Vehicle, L.P. (the “Fund”). The California Public Employees’ Retirement System has agreed to invest $200 million in the Fund. The Company and JER Fund IV will each invest $10 million in the Fund.

The Fund will invest on a leveraged basis in loans secured, directly or indirectly, by real estate, including, B-Notes, mezzanine loans and whole mortgage loans, and also in preferred equity, CMBS and CMBS-related products (collectively, “Targeted Investments”). Non-performing loans, fee-simple ownership interests, single family residential debt and mortgages (sub-prime, conforming, jumbo or Alt-A), whole loans originated directly by the Company and JER Fund IV, and triple net lease properties are outside the scope of Targeted Investments.

The Limited Partnership Agreement prohibits the Company from investing in Targeted Investments for a period equal to the earlier of (i) April 11, 2008 or (ii) the date at which 90% of the Fund’s committed capital has been invested or otherwise committed. In addition, if the Fund is not fully invested by April 11, 2008, then for up to the next eight months or until 90% of the Fund’s committed capital has been invested or otherwise committed, the Company and/or JER Fund IV will be permitted to share Targeted Investments on a 50%/50% pari-passu basis.

The Fund will pay to the Company and JER Fund IV a base management fee equal to 1.5% on drawn capital and up to 20% of the aggregate profits earned and distributed by the Fund (after limited partners receive distributions equal to their initial investment and a specified preferred rate of return thereon). The Company and JER Fund IV will divide the management fees on a 50%-50% basis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	JER US Debt Co-Investment Vehicle, L.P. Amended and Restated Limited Partnership Agreement dated as of December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.

(Registrant)

Date: December 17, 2007	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	JER US Debt Co-Investment Vehicle, L.P. Amended and Restated Limited Partnership Agreement dated as of December 11, 2007